UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 4, 2018

Date of report (date of earliest event reported)

Surgery Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37576	47-3620923
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee  37027

(Address of principal executive offices) (Zip Code)

(615) 234-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07                   Submission of Matters to a Vote of Security Holders

On May 4, 2018, Surgery Partners, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting and the final results of such voting were as follows:

Proposal 1: Election of Class III director nominees. The stockholders elected each of the director nominees to serve as a Class III director until the Company’s 2021 annual meeting of stockholders and until his successor has been elected and qualified. Each of the nominees was a current Class III director of the Company who was re-elected. The results of the vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Clifford G. Adlerz	37,859,731	4,055,876	0
Christopher Gordon	38,986,195	2,929,412	0

Proposal 2: Advisory vote on executive compensation (“Say-on-Pay”). The stockholders approved on a non-binding, advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 19, 2018. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,868,040	46,435	1,132	0

Proposal 3: Ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered accounting firm for fiscal 2018. The stockholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
41,846,124	69,483	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

By:	/s/ Wayne DeVeydt
Wayne DeVeydt Chief Executive Officer

Date:  May 8, 2018

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